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                                                                     EXHIBIT 21

                              State of                Name Under Which
         Name              Incorporation          Subsidiary Does Business
         ----              -------------          ------------------------
American Health Products      Texas               American Health Products
   Corporation                                           Corporation

MBf America, Inc.           Oklahoma                       Inactive